UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2021

Bally’s Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Westminster Street

Providence, RI 02903

(Address of principal executive offices and Zip Code)

(401) 475-8474

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01, par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On August 20, 2021, two unrestricted subsidiaries (together, the “Escrow Issuers”) of Bally’s Corporation (“Bally’s”) issued $750 million aggregate principal amount of 5.625% senior notes due 2029 (the “2029 Notes”) and $750 million aggregate principal amount of 5.875% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). The Notes were issued pursuant to an indenture, dated as of August 20, 2021 (the “Indenture”), among the Escrow Issuers and U.S. Bank National Association, as trustee (the “Trustee”). The Notes were offered and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933. The 2029 Notes will mature on September 1, 2029 and the 2031 Notes will mature on September 1, 2031. Interest is payable on the Notes in cash semi-annually on March 1 and September 1 of each year, beginning on March 1, 2022.

The Notes offering is part of the financing for Bally's proposed acquisition of Gamesys Group plc (“Gamesys”). The proceeds of the Notes offering were placed in escrow subject to the satisfaction of the conditions of the Gamesys acquisition (the “Escrow Release Condition”). The Notes are currently senior obligations of only the Escrow Issuers. Upon satisfaction of the Escrow Release Condition, Bally's will assume (the “Assumption”) these obligations and certain subsidiaries of Bally's that guarantee Bally's credit facilities will, subject to receipt of applicable regulatory approvals, guarantee the Notes. References to “Issuer” below mean the Escrow Issuers prior to the Assumption and Bally’s from and after the Assumption.

In the event that (i) the Escrow Release Condition has not been satisfied on or prior to the Termination Date (as defined in the Indenture) or (ii) the escrow agent and the Trustee are notified in writing that the Escrow Release Condition will not be satisfied on or prior to the Termination Date, the Escrow Issuers will redeem the Notes at 100% of the initial issue price of the applicable series of Notes, plus accrued and unpaid interest.

The Issuer may redeem some or all of the Notes at any time prior to September 1, 2024, in the case of the 2029 Notes, and September 1, 2026, in the case of the 2031 Notes, at prices equal to 100% of the principal amount of the Notes to be redeemed plus certain “make-whole” premiums, plus accrued and unpaid interest. In addition, prior to September 1, 2024, the Issuer may redeem up to 40% of the original principal amount of each series of the Notes with proceeds of certain equity offerings at a redemption price equal to 105.625% of the principal amount, in the case of the 2029 Notes, and 105.875%, in the case of the 2031 Notes, plus accrued and unpaid interest. The Issuer may redeem some or all of the Notes at any time on or after September 1, 2024, in the case of the 2029 Notes, and September 1, 2026, in the case of the 2031 Notes, at certain redemption prices set forth in the Indenture plus accrued and unpaid interest. The Notes are subject to disposition and redemption requirements imposed by gaming laws and regulations of applicable gaming regulatory authorities.

The Indenture contains covenants that limit the ability of the Issuer and its restricted subsidiaries to, among other things, (1) incur additional indebtedness, (2) pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments, (3) enter into certain transactions with affiliates, (4) sell or otherwise dispose of assets, (5) create or incur liens and (6) merge, consolidate or sell all or substantially all of the Issuer’s assets. These covenants are subject to exceptions and qualifications set forth in the Indenture.

Following the Assumption, if the Issuer sells certain of its assets or experiences specific kinds of changes of control, the Issuer must offer to repurchase each series of the Notes at a repurchase price equal to (1) par plus any accrued and unpaid interest in the case of an asset sale or (2) 101% of the aggregate principal amount thereof plus any accrued and unpaid interest in the case of a change of control.

The Indenture also contains customary events of default, including (1) failure to make required payments, (2) failure to comply with certain covenants, (3) failure to pay certain other indebtedness, (4) certain events of bankruptcy and insolvency and (5) failure to pay certain judgments. An event of default under the Indenture allows either the Trustee or the holders of at least 30% in aggregate principal amount of the Notes, as applicable, issued under such Indenture to accelerate the amounts due under each series of the Notes, or in the case of a bankruptcy or insolvency, will automatically cause the acceleration of the amounts due under each series the Notes.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03.     Creation of a Direct Financial Obligation

The information contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 7.01     Regulation FD Disclosure.

Bally’s directed U.S. Bank National Association, as trustee, to send a notice of redemption on August 20, 2021 to the registered holders of Bally’s outstanding 6.750% Senior Notes due 2027 (CUSIP Nos. 90171V AA3 and U88818 AA4), originally issued on May 10, 2019 and October 9, 2020 (the “2027 Notes”), notifying such holders that Bally’s would redeem $210 million aggregate principal amount of the 2027 Notes at a cash redemption price equal to 106.750% of the principal amount of the 2027 Notes, plus accrued and unpaid interest to, but not including, the redemption date of September 7, 2021. Proceeds from Bally’s April equity offering are being used for payment of the redemption price. Upon completion of the redemption, $315 million aggregate principal amount of the 2027 Notes will remain outstanding.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and will not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated August 20, 2021, among Premier Entertainment Sub, LLC, Premier Entertainment Finance Corp. and U.S. Bank National Association, as trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY’S CORPORATION

Date: August 20, 2021	By:	/s/ Stephen H. Capp
	Name:	Stephen H. Capp
	Title:	Executive Vice President and Chief Financial Officer